UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest event Reported): April 13, 2015


                                 DSG GLOBAL INC.
             (Exact name of registrant as specified in its charter)

           Nevada                        000-53988               26-1134956
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)

                    8017 Kenyon Avenue, Los Angeles, CA 90045
                    (Address of principal executive offices)

                               1 (877) 589 - 8806
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Effective April 13, 2015, we entered into a share exchange agreement among DSG TAG Systems Inc. ("DSG TAG Systems") and those shareholders of DSG Tag Systems who join the share exchange agreement as parties thereto from time to time, pursuant to which we will to seek to acquire all of the issued and outstanding common shares of DSG TAG Systems and make it a controlled subsidiary of DSG Global Inc. DSG TAG Systems is a technology development company based in Surrey, British Columbia, Canada, engaged in the design, manufacture, and marketing of fleet management solutions for the golf industry, as well as commercial, government and military applications. Its principal activities are the sale and rental of GPS tracking devices and interfaces for golf vehicles, and related support services. DSG stands for "Digital Security Guard" which is the company's primary value statement giving fleet operator's new capabilities to track and control their vehicles. The company has developed a proprietary combination of hardware and software that is marketed internationally as the TAG System.

Pursuant to the terms of the share exchange agreement, we have agreed to acquire all of the issued and outstanding common shares of DSG TAG Systems from those shareholders who become party to the shares exchange agreement in exchange for the issuance by our company of one share of our common stock for each 5.4935 shares of common stock of DSG TAG Systems. If the holders of all of the issued and outstanding shares of common stock of DSG TAG Systems agree to exchange their shares for our common stock, we will issue an aggregate of 20,000,000 shares of our common stock to the shareholders of DSG TAG Systems, which will constitute approximately 66.66% of our issued and outstanding securities upon completion of the transaction. Closing of the transaction is subject to a number of conditions, including but not limited to satisfactory completion of due diligence by the parties, and shareholders holding not less than 75% of the outstanding common shares of DSG TAG Systems signing the share exchange agreement and exchanging their shares of common stock of DSG TAG Systems for shares of our common stock.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the Share Exchange Agreement dated April 13, 2015 attached hereto as Exhibit 10.1 and incorporated by reference into this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

10.1 Share Exchange Agreement dated April 13, 2015 among DSG TAG Systems Inc., DSG Global Inc. and the Selling Shareholder of DSG TAG Systems Inc. party thereto.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 13, 2015

                                        DSG GLOBAL, INC.


                                        By: /s/ Andrea Fehsenfeld
                                            ------------------------------------
                                            Andrea Fehsenfeld
                                            President, Chief Executive Officer,
                                            Chief Financial Officer, President,
                                            Secretary, Treasurer, Sole Director,
                                            Principal Accounting Officer

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